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                                                                   EXHIBIT 23.3

                       [LETTERHEAD OF ESG APPEARS HERE]






                                            April 11, 1997

Boston Properties, Inc.
8 Arlington Street
Boston, MA 02116

Attn:  Mr. David R. Barrett, Senior Vice President

Gentlemen:

In connection with the initial public offering of common stock by Boston Properties, Inc., we hereby consent to the use of our name in the Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission, per the pages attached.

                                            Very truly yours,

                                   INSIGNIA/EDWARD S. GORDON CO., INC.

                                       /s/ Stacy L. Wallach

                                       Stacy L. Wallach






                      [LOGO OF AN INSIGNIA FINANCIAL GROUP COMPANY APPEARS HERE]